CynergisTek Announces New Appointments to Leadership Team

Financial Leader Judy Krandel Joins Company’s Board of Directors, Healthcare Expert Angela Rivera Joins as Executive Vice President of Operations

Austin, TX, October 6, 2017 — CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in healthcare cybersecurity and information management, today announced that it has appointed two executives to its leadership team. Judy Krandel, CFO of SNAP Interactive, Inc., has joined the company’s Board of Directors, and Angela Rivera was named Executive Vice President of Operations. Both executives bring valuable experience from publicly held companies and have deep knowledge of the technology services industry. Krandel and Rivera will tap into their collective experience to support CynergisTek as it continues to deliver the most robust cybersecurity and information management portfolio to the healthcare market.

“The appointments of Judy and Angela are testaments to our mission to continue to strengthen our leadership team with the best and brightest minds across industries,” said J.D. Abouchar, Director and Chairman of the CynergisTek Board. “Specifically, we are proud to have such accomplished women in these critical positions as we enter the next chapter of our growth.”

Krandel has a proven track record of financial leadership as a seasoned portfolio manager and analyst. Over the course of her career, she has helped build the strategy, business plan and investor relations for several dynamic and emerging public companies, having served in senior positions at Juniper Investment Fund, Alpine Woods, First New York Securities and Kern Capital Management.

Rivera has demonstrated a proven ability to drive revenue growth via operational excellence. She has spent the past 17 years in various roles at Computer Task Group, an international IT solutions and services company. As Executive Vice President of Operations at CynergisTek, Rivera will play an integral role in setting the strategic direction for the company and will oversee the execution and further development of CynergisTek's cybersecurity and information management consulting services. Rivera will also assume executive responsibility for the development and growth of the sales, marketing and professional services teams.

"I have always admired the superior service CynergisTek has provided to its clients as well as its mission to deliver comprehensive cybersecurity and information management consulting to the industry,” said Rivera. “I am looking forward to executing CynergisTek's strategy and the valuable offerings it will continue to bring to the market."

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity and information management consulting firm dedicated to serving the healthcare industry. CynergisTek offers specialized services and solutions to help organizations achieve privacy, security, compliance, and document output management goals. Since 2004, the company has served as a partner to hundreds of healthcare organizations and is dedicated to supporting and educating the industry by contributing to relevant industry associations. The company has been named in numerous research reports as one of the top firms that provider organizations turn to for privacy and security, and won the 2017 Best in KLAS award for Cyber Security Advisory Services.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek that can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “may” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/services development, long and uncertain sales cycles, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

MZ North America

Mike Cole

(949) 259-4988

Mike.cole@mzgroup.us

Media Contact:

Danielle Johns

Senior Account Executive

Aria Marketing

(617) 332-9999 x241

djohns@ariamarketing.com